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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's Registration Statements on Form S-3 No. 333-39530 relating to a shelf offering of securities of Avnet, Inc., No. 333-94957 relating to common stock of Avnet, Inc. issuable in connection with the acquisition of Eurotronics B.V. and No. 333-36970 relating to common stock of Avnet, Inc. issuable in connection with the acquisition of Savoir, and Registration Statements on Form S-8 No. 2-84883, No. 2-96800, No. 33-29475, No. 33-43855, No. 033-64765, No. 333-17271, No.
333-45735, No. 333-00129, No. 333-84671, No. 333-45267 and No. 333-89297
relating to common stock of Avnet, Inc. issuable under the 1981, 1984, 1988, 1990, 1995, 1996 and 1997 Stock Option Plans, the 1994 Avnet Incentive Stock Program, the Avnet Employee Stock Purchase Plan, the Avnet Deferred Compensation Plan and the Marshall Industries Stock Option Plans, respectively.


                              s/ARTHUR ANDERSEN LLP
                              ---------------------




Phoenix, Arizona
September 25, 2000